Exhibit 10.3

REAL GOOD FOODS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of                     , 2021

THE UNITS ISSUED PURSUANT TO THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.

CERTAIN UNITS MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST TO THE COMPANY AND WITHOUT CHARGE.

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REAL GOOD FOODS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of Real Good Foods, LLC, a Delaware limited liability company (the “Company”), is entered into as of                     , 2021, by and among the Company, The Real Good Food Company, Inc., a Delaware corporation (the “Corporation”), as the Managing Member, and the Members set forth herein. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article I.

WHEREAS, the Certificate was filed with the Office of the Secretary of State of Delaware on                     , 2021 pursuant to a conversion of The Real Good Food Company LLC, a California limited liability company, to the Company;

WHEREAS, in connection with the initial public offering (the “IPO”) of shares of Class A Common Stock (as defined below) of the Corporation, the Company will undertake the Reorganization pursuant to which, among other things, (i) the Corporation will be admitted as a Member of the Company and named as the Managing Member, (ii) the Corporation, the Company and the Members will enter into an Exchange Agreement (as defined below) pursuant to which each of the Members will be permitted to exchange Class B Units (together with the corresponding number of shares of Class B Common Stock) for Class A Common Stock or the Cash Payment (as defined therein), (iii) the Corporation will contribute the net proceeds of the IPO to the Company in exchange for newly-issued Class A Units, and (iv) the Corporation, the Company and certain other parties will enter into a Tax Receivable Agreement (as defined below), pursuant to which the Corporation will be obligated to make payments to certain parties related to tax benefits realized (clauses (i) through (iv), collectively, the “IPO Transactions”);

WHEREAS, the parties desire to reflect the admission of the Corporation as a Member and the sole Managing Member of the Company; and

WHEREAS, the parties desire to reflect the admission of the Fidelity Class B Members (as defined below) as Members in connection with the IPO.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meaning:

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 8.2.

“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person, and in the case of any Unitholder that is a partnership, limited liability company, corporation or similar entity, any partner, member or stockholder of such Unitholder; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Unitholder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” means this Limited Liability Company Agreement, as it may be amended, modified and/or waived from time to time in accordance with the terms hereof.

“Assumed Tax Liability” means, with respect to any Unitholder for any Fiscal Quarter, an amount, which in the good faith estimation of the Managing Member, equals the product of (a) the amount of taxable income of the Company allocable to such Unitholder in respect of such Fiscal Quarter (which shall include gross or net income allocations of items of Profit or Loss), determined (x) by including adjustments to taxable income in respect of Section 704(c) of the Code, (y) excluding adjustments to taxable income in respect of Section 743(b) of the Code, and (z) reducing such taxable income by net taxable losses of the Company allocated to such Unitholder for prior taxable periods beginning after the date hereof to the extent that such losses are of a character (ordinary or capital) that would permit the losses to be deducted by such Unitholder against the current taxable income of the Company allocable to the Unitholder for such Fiscal Quarter and have not previously been taken into account in determining such Unitholder’s Assumed Tax Liability, multiplied by (b) the Assumed Tax Rate. Notwithstanding anything else contained herein, in no event will the Assumed Tax Liability of the Corporation (when aggregated with the Assumed Tax Liability of any entities included in the U.S. federal income tax consolidated group that includes the Corporation) be less than the amount required to pay the actual income Tax liabilities of such consolidated group.

“Assumed Tax Rate” means the combined maximum U.S. federal, state, and local income tax rate applicable to a taxable individual or corporation in any jurisdiction in the United States (whichever is highest), including pursuant to Section 1411 of the Code, in each case taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information, in effect for the applicable Fiscal Quarter (making an appropriate adjustment for any rate changes that take place during such period and taking into account the character of the income).

“Base Rate” means, as of any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Book Value” means, with respect to any of the Company property, the Company’s adjusted basis for federal income Tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments) by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York, New York or Cherry Hill, New Jersey are authorized by law to be closed.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.5 and the other applicable provisions of this Agreement.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Unitholder contributes or is deemed by the Managing Member to have contributed to the Company with respect to any Unit pursuant to Section 3.1 or Section 3.10.

“Cash Payment” has the meaning set forth in the Exchange Agreement.

“Certificate” means the Company’s Certificate of Conversion as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Corporation.

“Class A Common Stock Value” has the meaning set forth in the Exchange Agreement.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Class A Unit” means a Unit having the rights and obligations specified with respect to a Class A Unit in this Agreement.

“Class B Unit” means a Unit having the rights and obligations specified with respect to a Class B Unit in this Agreement.

“Company” has the meaning set forth in the Preamble.

“Conversion Agreement” has the meaning set forth in Exhibit A-2 attached hereto.

“Convertible Notes” has the meaning set forth in Exhibit A-2 attached hereto.

“Corporation” has the meaning set forth in the Preamble.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Distribution” means each distribution made by the Company to a Unitholder, with respect to such Person’s Units, whether in cash, property or securities and whether by liquidating distribution, redemption, repurchase or otherwise; provided that notwithstanding anything in the foregoing, none of the following shall be deemed to be a Distribution hereunder: (i) any recapitalization, exchange or conversion of securities of the Company, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units; and (ii) any repurchase of Units pursuant to any right of first refusal or similar repurchase right in favor of the Company.

“Equity Agreement” has the meaning set forth in Section 3.2(a).

“Equity Securities” means (i) any Units, capital stock, partnership, membership or limited liability company interests or other equity interests (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Managing Member, including rights, powers and/or duties different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership, membership or limited liability company interests or other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests, and (iii) warrants, options or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Exchange” has the meaning set forth in the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.

“Exchange Agreement” means the Exchange Agreement, dated as of                     , 2021, by and among the Corporation, the Company and the Members, as the same may be amended, amended and restated, or replaced from time to time.

“Exchange Rate” has the meaning set forth in the Exchange Agreement.

“Exchangeable Unit” has the meaning set forth in the Exchange Agreement.

“Exchanged Unit Amount” has the meaning set forth in the Exchange Agreement.

“Fair Market Value” means, as of any date of determination, (i) with respect to a Unit, such Unit’s Pro Rata Share as of such date, (ii) with respect to a share of Class A Common Stock, the Class A Common Stock Value as of such date, and (iii) with respect to any other non-cash assets, the fair market value for such property as between a willing buyer under no compulsion to buy and a willing seller under no compulsion to sell in an arm’s-length transaction occurring on such date, taking into account all relevant factors determinative of value (including in the case of securities, any restrictions on transfer applicable thereto or, if such securities are traded on a securities exchange or automated or electronic quotation system, the quoted price for such securities as of the date of determination), as reasonably determined in good faith by the Managing Member.

“Fidelity Class A Investors” has the meaning set forth in Exhibit A-2 attached hereto.

“Fidelity Class B Members” has the meaning set forth in Exhibit A-2 attached hereto.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Managing Member and which is permitted or required by Code Section 706.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Managing Member or as required by the Code.

“Fiscal Year” means the 12-month period ending on December 31, or such other annual accounting period as may be established by the Managing Member or as may be required by the Code.

“Forfeiture Allocations” has the meaning set forth in Section 4.2.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“HSR Act” has the meaning set forth in Section 10.7.

“Indemnitee” has the meaning set forth in Section 6.1(b).

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“IPO” has the meaning set forth in the Recitals.

“IPO Registration Statement” means the Registration Statement on Form S-1, as amended (Registration No. 333-260204), relating to the offer and sale of the Class A Common Stock in the IPO.

“IPO Transactions” has the meaning set forth in the Recitals.

“IRS Notice” has the meaning set forth in Section 7.5.

“Liquidation Assets” has the meaning set forth in Section 10.2(b).

“Liquidation FMV” has the meaning set forth in Section 10.2(b).

“Liquidation Statement” has the meaning set forth in Section 10.2(b).

“Losses” means items of the Company loss and deduction determined according to Section 3.5.

“Managing Member” means (i) the Corporation so long as the Corporation has not withdrawn as the Managing Member pursuant to Section 5.1(c), and (ii) any successor thereof appointed as Managing Member in accordance with Section 5.1(c). Unless the context otherwise requires, references herein to the Managing Member shall refer to the Managing Member acting in its capacity as such.

“Member” means each Person listed on the Unit Ownership Ledger and any Person admitted to the Company as a Substituted Member or Additional Member in accordance with the terms and conditions of this Agreement; but in each case only for so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Notes” means any future non-convertible debt securities issued by the Corporation.

“Note Payments” means payments of principal, interest or other premiums pursuant to any Notes.

“Obligations” has the meaning set forth in Section 6.1(b).

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local Tax laws.

“Permitted Transferee” means, with respect to any Person, (i) any of such Person’s Affiliates, and (ii) such Person’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Member or Member’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Class B Units) 50% or more of such entity’s beneficial interests.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“PR” has the meaning set forth in Section 7.4(a).

“Prior Agreement” has the meaning set forth in the Recitals.

“Pro Rata Share” means with respect to each Unit, the proportionate amount such Unit would receive if an amount equal to the Total Equity Value were distributed to all Units in accordance with Section 4.1(b), as determined in good faith by the Managing Member.

“Profits” means items of the Company income and gain determined according to Section 3.5.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of                     , 2021, by and among the Corporation and certain other parties thereto, as the same may be amended, amended and restated, or replaced from time to time.

“Regulatory Allocations” has the meaning set forth in Section 4.3(e).

“Reorganization” has the meaning set forth in the IPO Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. Without limiting the foregoing, the Company shall be deemed to be a Subsidiary of the Corporation. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 8.2.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” has the meaning set forth in Section 4.1(a)(i).

“Tax Distribution Conditions” has the meaning set forth in Section 4.1(a)(i).

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of                     , 2021, by and among the Corporation, the Company and the other parties thereto, as the same may be amended, amended and restated, or replaced from time to time.

“Taxable Year” means the Company’s accounting period for federal income Tax purposes determined pursuant to Section 7.3.

“Total Equity Value” means, as of any date of determination, the aggregate proceeds which would be received by the Unitholders if: (i) the assets of the Company were sold at their fair market value to an independent third-party on arm’s-length terms, with neither the seller nor the buyer being under compulsion to buy or sell such assets; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred in connection with such transaction and any amounts reserved by the Managing Member with respect to any contingent or other liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1, all as determined by the Managing Member in good faith based upon the Class A Common Stock Value as of such date.

“Transaction Documents” means, collectively, this Agreement, the Exchange Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

“Transfer” has the meaning set forth in Section 8.1.

“Treasury Regulations” means the income Tax regulations promulgated under the Code and effective as of the date of this Agreement, any future amendments to such regulations, and any corresponding provisions of succeeding regulations.

“Unit” means a limited liability company interest in the Company of a Member or representing a fractional part of the interests in Profits, Losses and Distributions of the Company held by all Members and shall include Class A Units and Class B Units.

“Unit Ownership Ledger” has the meaning set forth in Section 3.1(b).

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1    Formation of LLC. The Company was formed in the State of Delaware on                     , 2021 pursuant to the provisions of the Delaware Act as a result of the conversion effected by the Certificate.

Section 2.2    Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.6, the rights, powers and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement, the Delaware Act; provided that, notwithstanding the foregoing and anything else to the contrary, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement and each Unitholder hereby expressly waives any and all rights under such Sections of the Delaware Act.

Section 2.3    Name. The name of the Company shall be “Real Good Foods, LLC”. The Managing Member may change the name of the Company at any time and from time to time. Notification of any such name change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Managing Member.

Section 2.4    Purpose. The purpose and business of the Company shall be to manage and direct the business operations and affairs of the Company and its Subsidiaries and to engage in any other lawful acts or activities for which limited liability companies may be organized under the Delaware Act.

Section 2.5    Principal Office; Registered Office. The principal office of the Company shall be located at 3 Executive Campus, Suite 155, Cherry Hill, NJ 08002, or at such other place inside or outside the state of Delaware as the Managing Member may from time to time designate, and all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Managing Member deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Managing Member may designate from time to time in the manner provided by applicable law.

Section 2.6    Term. The term of the Company commenced upon the filing of the Certificate with the office of the Secretary of State of the State of Delaware in accordance with the Delaware Act and shall continue in existence until the Company shall be terminated and dissolved in accordance with the provisions of Article X.

Section 2.7    No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income Tax purposes, and that each Unitholder and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

UNITS, CAPITAL CONTRIBUTIONS AND ACCOUNTS

Section 3.1    Units; Capitalization.

(a)    Units; Capitalization. The Company shall have the authority to issue an unlimited number of Class A Units in connection with the issuance of capital stock by the Corporation or as otherwise contemplated by this Agreement. The Company shall not issue Class B Units other than the Class B Units set forth on Exhibit A-1 except for (i) Class B Units issued to the Fidelity Class B Members contemplated by Exhibit A-2, and (ii) issuances to reflect a pro rata adjustment pursuant to Section 3.1(e) hereof. Immediately following the IPO, the Company will issue Class A Units (directly or indirectly) to the Corporation in exchange for a contribution of the net proceeds received by the Corporation from the IPO to the Company and upon the conversion of the Convertible Notes held by the Fidelity Class A Investors, such that following the transfer of Class A Units to the Corporation, the total number of Class A Units held (directly or indirectly) by the Corporation will equal the total number of outstanding shares of Class A Common Stock. The ownership by a Member of Units shall entitle such Member to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV hereof.

(b)    Unit Ownership Ledger. The Managing Member shall create and maintain a ledger attached hereto as Exhibit A (the “Unit Ownership Ledger”) setting forth the name of each Unitholder and the number of each class of Units held of record by each such Unitholder. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Managing Member shall amend and update the Unit Ownership Ledger. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time. The Unit Ownership Ledger shall initially be set forth as Exhibit A-1 and, upon the consummation of the IPO and conversion of the Convertible Notes, shall be restated by the Managing Member in the manner contemplated by Exhibit A-2 to reflect (i) the issuance of Class A Units to the Corporation in exchange for its contribution of the net proceeds of the IPO to the Company, (ii) the issuance of Class A Units to the Corporation in connection with the conversion of the Convertible Notes held by the Fidelity Class A Investors into shares of Class A Common Stock of the Corporation, (iii) the issuance of Class B Units and shares of Class B Common Stock in connection with the conversion of the Convertible Notes held by the Fidelity Class B Members and (iv) the admission of the Fidelity Class B Members as Members.

(c)    Certificates; Legends. Units shall be issued in uncertificated form; provided that, at the request of any Member, the Managing Member may cause the Company to issue one or more certificates to any such Member holding Units representing in the aggregate the Units held by such Member. If any certificate representing Units is issued, then such certificate shall bear a legend substantially in the following form:

THIS CERTIFICATE EVIDENCES UNITS REPRESENTING A MEMBERSHIP INTEREST IN REAL GOOD FOODS, LLC. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF REAL GOOD FOODS, LLC, DATED AS OF                     , 2021, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH SHALL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(d)    Class B Units. The Class B Units shall have no voting rights or any other rights with respect to the governance and operations of the Company, without limiting each such Member’s rights to distributions and allocations as set forth in Article IV, and such rights set forth in the Exchange Agreement, Tax Receivable Agreement and Registration Rights Agreement.

(e)    Capitalization. The Managing Member shall have the authority, without further agreement or action by any other Member, to increase or decrease the Units issued to the Members set forth on the Unit Ownership Ledger, on a pro rata basis (whether in connection with the IPO Transactions or otherwise), subject to this Article III.

Section 3.2    Authorization and Issuance of Additional Units.

(a)    The Managing Member shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Managing Member may determine, additional Units or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the Managing Member). The Managing Member shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Managing Member in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 3.2(a). In connection with any issuance of Units (whether on or after the date of this Agreement), the Person who acquires such Units shall execute a counterpart to this Agreement accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase as are required by the Managing Member (including such documents, instruments and agreements entered into on or prior to the date of this Agreement by the Members, each, an “Equity Agreement”). The Company shall not, and the Managing Member shall not cause the Company to, issue any Units if such issuance would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(b)    At any time the Corporation issues one or more shares of Class A Common Stock (other than an issuance of the type covered by Section 3.2(d) or an issuance to a holder of Exchangeable Units pursuant to the Exchange Agreement, as described in Section 3.2(c)), the Corporation shall contribute (directly or indirectly) to the Company all of the net proceeds (if any) received by the Corporation with respect to such share or shares of Class A Common Stock. Upon the contribution (directly or indirectly) by the Corporation to the Company of all of such net proceeds so received by the Corporation, the Managing Member shall cause the Company to issue a number of Class A Units determined based upon the Exchange Rate then in effect, registered (directly or indirectly) in the name of the Corporation; provided, however, that if the Corporation issues any shares of Class A Common Stock in order to purchase or fund the purchase of Class B Units from a Member (other than a Subsidiary of the Corporation), then the Company shall not issue any new Class A Units registered in the name of the Corporation in accordance with Section 3.2(c) and the Corporation shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred by the Corporation to such other Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.2(b) shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholder’s rights plan (it being understood that (i) upon exchange of Exchangeable Units for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with any such corresponding right and (ii) in the event such rights to purchase Equity Securities of the Corporation are triggered, the Corporation will ensure that the holders of Class B Units that have not been Exchanged prior to such time will be treated equitably vis-à-vis the holders of Class A Common Stock under such plan).

(c)    At any time a holder of Exchangeable Units exchanges such Class B Units for shares of Class A Common Stock or a Cash Payment, the Company shall cancel such Exchangeable Units. Upon the cancellation by the Company of the Exchangeable Units exchanged for shares of Class A Common Stock, the Managing Member shall cause the Company to issue a number of Class A Units equal to the Exchanged Unit Amount, registered (directly or indirectly) in the name of the Corporation in accordance with Section 2.6 of the Exchange Agreement.

(d)    At any time the Corporation issues one or more shares of Class A Common Stock, including but not limited to in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Managing Member shall cause the Company to issue a corresponding number of Class A Units, registered (directly or indirectly) in the name of the Corporation (determined based upon the Exchange Rate then in effect); provided that the Corporation shall be required to contribute (directly or indirectly) all (but not less than all) of the net proceeds (if any) received by the Corporation from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by the Corporation in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Class A Units that are issued (directly or indirectly) by the Company to the Corporation in connection therewith in accordance with the preceding provisions of this Section 3.2(d) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the Class A Units (determined based upon the Exchange Rate then in effect) issued by the Company in accordance with the preceding provisions of this Section 3.2(d) shall automatically vest or be forfeited. Any cash or property held by the Corporation or the Company or on any of such Person’s behalf in respect of dividends paid on restricted shares of Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted shares of Class A Common Stock.

(e)    The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon Exchange of all outstanding Class B Units and shares of Class B Common Stock to satisfy its obligations under the Exchange Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation). If any shares of Class A Common Stock require registration with or approval of any Governmental Entity under any federal or state law before such shares may be issued upon an Exchange, the Corporation shall use reasonable efforts to cause the exchange of such shares of Class A Common Stock to be duly registered or approved, as the case may be. The Corporation shall list and use its reasonable efforts to maintain the listing of the Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). The Corporation covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(f)    For purposes of this Section 3.2, “net proceeds” means gross proceeds to the Corporation from the issuance of Class A Common Stock or other securities less all reasonable bona fide out-of-pocket fees and expenses of the Corporation, the Company and their respective Subsidiaries actually incurred in connection with such issuance.

(g)    If, at any time, any shares of Class A Common Stock or other shares of capital stock of the Corporation are repurchased (whether by exercise of a put or call, pursuant to an open market purchase, automatically or by means of another arrangement) by the Corporation for cash or other consideration, then the Managing Member shall cause the Company, immediately prior to such repurchase of such capital stock, to redeem an equal number of equivalent Class A Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase price of the capital stock being repurchased by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the capital stock being cancelled or retired by the Corporation.

(h)    Subject to Section 3.2(j), the Company shall be liable for, and shall reimburse the Corporation on an after-tax basis at such intervals as the Corporation may reasonably determine, for all (i) overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of the Corporation and its Subsidiaries relating to the management of the Company and its Subsidiaries, (ii) franchise and similar taxes of the Corporation and its Subsidiaries and other fees and expenses in connection with the maintenance of the existence of the Corporation and its Subsidiaries, and (iii) reasonable expenses paid by the Corporation and its

Subsidiaries on behalf of the Company. Such reimbursements shall be in addition to any reimbursement of the Corporation and its Subsidiaries as a result of indemnification otherwise provided for under this Agreement.

(i)    Subject to Section 3.2(j) and without duplication of any amounts paid pursuant to Section 3.2(h), the Company shall be liable for, and shall reimburse the Corporation on an after-tax basis at such intervals as the Managing Member may reasonably determine, for all (i) overhead, administrative expenses, insurance and reasonable legal, accounting and other professional fees and expenses of the Corporation, (ii) expenses of the Corporation incidental to being a public reporting company, (iii) reasonable fees and expenses related to the IPO (other than the payment obligations of the Corporation under the Tax Receivable Agreements) or any subsequent public offering of equity securities of the Corporation or private placement of equity securities of the Corporation, whether or not consummated, (iv) franchise and similar taxes of the Corporation and other fees and expenses in connection with the maintenance of the existence of the Corporation, (v) customary compensation and benefits payable by the Corporation; provided, that the Board of Directors of the Corporation may in its discretion (but shall not be required to) determine that the Corporation, rather than the Company, shall bear any specific items of the foregoing to the extent such items relate exclusively to the business and affairs of the Corporation and should not be borne by the Company. Such reimbursements shall be in addition to any reimbursement of the Corporation otherwise provided for under this Agreement. If the Corporation issues shares of Class A Common Stock and contributes (directly or indirectly) the net proceeds of such issuance to the Company, the reasonable expenses incurred by the Corporation in such issuance will be assumed by the Company.

(j)    To the extent practicable, Company expenses shall be billed directly to and paid by the Company. Unless otherwise determined by the Managing Member, no reimbursement or indemnification payment made pursuant to Section 3.2(h), (i) or (j) shall be considered a distribution to the payee.

Section 3.3    Repurchase or Redemption of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Managing Member shall cause the Company, immediately prior to such repurchase or redemption of such shares, to redeem a corresponding number of Class A Units held by the Corporation (determined based upon the Exchange Rate then in effect), at an aggregate redemption price equal to the aggregate purchase or redemption price of the share or shares of Class A Common Stock being repurchased or redeemed by the Corporation (plus any reasonable expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Common Stock being repurchased or redeemed by the Corporation.

Section 3.4    Changes in Common Stock. In addition to any other adjustments required hereby, any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock, Class B Common Stock or other capital stock of the Corporation shall be accompanied by an identical subdivision or combination, as applicable, of the Class A Units, Class B Units or other Equity Securities, as applicable. In the implementation and administration of this Section 3.4, the Managing Member shall have authority to make such adjustments as it determines in good faith to be appropriate to reflect the economic equivalency intended hereby.

Section 3.5   Capital Accounts.

(a)      Maintenance of Capital Accounts. The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the sole discretion of the Managing Member), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company property. Without limiting the foregoing, each Unitholder’s Capital Account shall be adjusted:

(i)      by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

(ii)     by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the Company of Units;

(iii)    by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and

(iv)    by deducting any distributions paid in cash or other assets to such Unitholder by the Company.

(b)      Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of the Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income Tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i)      the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B), Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income Tax purposes;

(ii)     if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii)    items of income, gain, loss or deduction attributable to the disposition of the Company property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the Book Value of such property;

(iv)    items of depreciation, amortization and other cost recovery deductions with respect to the Company property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(v)     to the extent an adjustment to the adjusted Tax basis of any of the Company’s asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and

(vi)      this Section 3.5 shall be applied in a manner consistent with the principles of Prop. Reg. Sections 1.704-1(b)(2)(iv)(d), (f)(1), (h)(2) and (s).

Section 3.6      Negative Capital Accounts; No Interest Regarding Positive Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company). Except as otherwise expressly provided herein, no Unitholder shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Unitholder shall be liable to pay interest to the Company or any Unitholder in respect of any negative balance in its Capital Account.

Section 3.7      No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

Section 3.8      Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If any Unitholder shall loan funds to the Company in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.9      Adjustments to Capital Accounts for Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property (as of the date of such distribution) for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 4.2 through Section 4.4.

Section 3.10    Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds at the time such Substituted Member is admitted to as a Member of the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of (a) the Transfer to it of all or part of the Units of another Member or (b) the repurchase or forfeiture of Units pursuant to any Equity Agreement shall be appropriately adjusted to reflect such Transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Units of such former Member Transferred to such Member.

Section 3.11    Adjustments to Book Value. The Company shall adjust the Book Value of its assets to Fair Market Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as of the following times: (a) at the Managing Member’s discretion in connection with the issuance of Units in the Company or a more than de minimis Capital Contribution to the Company; (b) at the Managing Member’s discretion in connection with the Distribution by the Company to a Member of more than a de minimis amount of the Company’s assets, including money; (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 4.2 (determined immediately prior to the event giving rise to the revaluation); and (d) at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2.

Section 3.12    Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Treasury Regulations, the Managing Member may make such modification, notwithstanding anything in Section 11.2 to the contrary. The Managing Member also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

Section 4.1      Distributions.

(a)       Tax Distributions.

(i)      Tax Distributions. To the extent funds of the Company are legally available for distribution by the Company and such distribution would not be prohibited under any credit facility to which the Company or any of its Subsidiaries is a party (the “Tax Distribution Conditions”), with respect to each Fiscal Quarter, the Company shall distribute to each Unitholder, an amount of cash (each a “Tax Distribution”) equal to such Unitholder’s Assumed Tax Liability for such Fiscal Quarter. To the extent a holder of Units would receive for any Fiscal Quarter less than its Pro Rata Share of the aggregate Tax Distributions to be paid pursuant to the preceding sentence (determined for this purpose by taking into account only Units and Tax Distributions with respect to Units), the Tax Distributions to such Unitholder shall be increased to ensure that all Tax Distributions to holders of Units are made in accordance with their Pro Rata Share (determined for this purpose by taking into account only Units and Tax Distributions with respect to Units). The Managing Member shall be entitled to adjust subsequent Tax Distributions (in accordance with each Unitholder’s Pro Rata Share) up or down to reflect any variation between its prior estimation of quarterly Tax Distributions and the Tax Distributions that would have been computed under this Section 4.1(a)(i) based on subsequent information. In the event that due to the Tax Distribution Conditions the funds available for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under this Section 4.1(a)(i), the Company shall use its reasonable best efforts to distribute to the Unitholders the amount of funds that are available after application of the Tax Distribution Conditions on a pro rata basis (according to the amounts that would have been distributed to each Unitholder pursuant to this Section 4.1(a)(i)

if available funds (after application of the Tax Distribution Conditions) existed in a sufficient amount to make such Distribution in full, including application of the requirement that Tax Distributions with respect to Units be made pro rata). At any time thereafter when additional funds of the Company are available for Distribution after application of the Tax Distribution Conditions, the Company shall use its reasonable best efforts to immediately distribute such funds to the Unitholders on a pro rata basis (according to the amounts that would have been distributed to each Unitholder pursuant to this Section 4.1(a)(i) if available funds (after application of the Tax Distribution Conditions) would have existed in a sufficient amount to make such Tax Distribution in full). Tax Distributions shall be treated as advanced distributions under the other provisions of this Section 4.1. The Company shall use its reasonable best efforts to cause Subsidiaries of the Company to make distributions to the Company sufficient to permit it to pay Tax Distributions.

(ii)      Additional Tax Distributions. In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Unitholder’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Partnership Tax Audit Rules for which no election is made pursuant to Code Section 6226 (or any similar provision of state or local law)), or in the event the Company files an amended tax return, each Unitholder’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest and penalties). Any shortfall in the amount of Tax Distributions the Unitholders and former Unitholders received for the relevant Taxable Years based on such recalculated Assumed Tax Liability shall be promptly distributed to such Unitholders and the successors of such former Unitholders, except, for the avoidance of doubt, to the extent Distributions were made to such Unitholders and former Unitholders pursuant to Section 4.1 in the relevant Taxable Years sufficient to cover such shortfall. For the avoidance of doubt, the additional distributions provided for in this Section 4.1(a)(ii) shall be made with respect Units pro rata among them.

(b)      Other Distributions. Except as otherwise set forth in Section 4.1(a), the Managing Member may (but shall not be obligated to) make Distributions at such time, in such amounts and in such form (including in-kind property) as determined by the Managing Member in its sole discretion, in each case to the holders of Units immediately prior to such Distribution on a pro rata basis.

Section 4.2    Allocations. Profits or Losses (including, if necessary, items thereof) for any Fiscal Year shall be allocated among the Unitholders in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Unitholder’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement and the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and (ii) distribute the proceeds of such liquidation pursuant to Section 10.2. To the extent allowable by applicable law, the end of the date of the IPO Transactions shall be treated as a “closing of the books” for purposes of allocations for the Fiscal Year that includes the IPO Transactions.

Section 4.3    Special Allocations.

(a)    Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b)    Unitholder Nonrecourse Debt Minimum Chargeback. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each holder of Units ratably among such Unitholders based upon their ownership of Units. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)    Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section 4.3(a) and Section 4.3(b),but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)    Allocation of Certain Profits and Losses. Profits and Losses described in Section 3.5(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(e)    Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make the Company distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership Minimum Gain, or in partner nonrecourse debt Minimum Gain, and application of the Minimum Gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, the Unitholders may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such Minimum Gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such Minimum Gain chargeback requirement.

(f)      The Unitholders acknowledge that allocations like those described in Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) may result from the allocations of Profits and Losses provided for in this Agreement. For the avoidance of doubt, the Company is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Profits and Losses will be made in accordance with Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

(g)      Any item of deduction with respect to a Tax that is offset for a Unitholder under Section 4.6 shall be allocated to the Unitholder in which such payment is to be offset. For the avoidance of doubt, all tax deductions described in this Section 4.3 (g) shall be taken into account in determining the amount of Tax Distribution made under the provisions of Section 4.1 (a) (i).

Section 4.4    Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 83, 482, or 7872 of the Code or any similar provision now or hereafter in effect, the Managing Member shall use its commercially reasonable efforts to allocate any corresponding Profit or Loss to the Member who recognizes such item in order to reflect the Members’ economic interest in the Company.

Section 4.5    Tax Allocations.

(a)     Allocations Generally. Except as provided in Section 4.5(b) below, for federal, state and local income Tax purposes, each item of income, gain, loss or deduction shall be allocated among the Unitholders in the same manner and in the same proportion that the corresponding book items have been allocated among the Unitholders’ respective Capital Accounts; provided that, if any such allocation is not permitted by the Code or other applicable law, then each subsequent item of income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)     Code Section 704(c) Allocations. Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for Tax purposes, be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such asset for federal income Tax purposes and its initial Book Value. Such allocations shall be made using a reasonable method specified in Treasury Regulations Section 1.704-3. In addition, if the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income Tax purposes and its Book Value in the same manner as under Code Section 704(c). Notwithstanding the foregoing, the Managing Member shall determine all allocations pursuant to this Section 4.5(b) using any method selected by the Managing Member that is permitted under Section 704(c) of the Code and the Treasury Regulations thereunder; provided that the “traditional method” pursuant to Treasury Regulation Section 1.704-3(b) shall be used with respect to any assets contributed or deemed contributed to the Company in conjunction with the IPO Transactions or any other transactions related thereto.

(c)    Section 754 Election. The Company will have in effect (and will cause each Subsidiary that is classified as a partnership for U.S. federal income tax purposes to have in effect) an election under Section 754 of the Code for its Taxable Year that includes or begins on the date of this Agreement and each Fiscal Year in which a sale, exchange, or redemption (whether partial or complete) occurs to adjust the basis of the Company property as permitted and provided in Sections 734 and 743 of the Code. Such election shall be effective solely for federal (and, if applicable, state and local) income Tax purposes and shall not result in any adjustment to the Book Value of any Company asset or to the Member’s Capital Accounts (except as provided in Treasury Regulations Section 1.704- 1(b)(2)(iv)(m)).

(d)    Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of Tax credits, Tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii) and (viii).

(e)    Corrective Allocations. If necessary, the Company will make corrective allocations as set forth in Treasury Regulation Section 1.704-1(b)(4)(x).

(f)    Effect of Allocations. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, Distributions (other than Tax Distributions) or other items pursuant to any provision of this Agreement.

Section 4.6    Indemnification and Reimbursement for Payments on Behalf of a Unitholder. Except as otherwise provided in Article VI, if the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including federal withholding Taxes, state personal property Taxes, and state unincorporated business Taxes), then such Unitholder shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Managing Member may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.6 or with respect to any other amounts owed by the Unitholder to the Company or any of its Subsidiaries. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 4.6 shall survive such Unitholder ceasing to be a Unitholder of the LLC and/or the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter.

ARTICLE V

MANAGEMENT AND CONTROL OF BUSINESS

Section 5.1    Management.

(a)    Except as otherwise specifically provided in this Agreement or the Delaware Act, the business, property and affairs of the Company shall be managed, operated and controlled at the sole, absolute and exclusive direction of the Managing Member in accordance with the terms of this Agreement. No Member or Unitholder other than the Managing Member shall have management authority or voting or other rights over, or any other ability to take part in the conduct or control of the business of, the Company. The Managing Member is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s business, and the actions of the Managing Member taken in accordance with such rights and powers shall bind the Company (and no other Member shall have such right). The Managing Member shall have all necessary powers to carry out the purposes, business and objectives of the Company. The Managing Member may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the Company to any Person (including any Member, officer or employee of the Company) to enter into and perform any document on behalf of the Company.

(b)    Without limiting Section 5.1(a), the Managing Member shall have the sole power and authority to effect any of the following by the Company or any of its Subsidiaries in one or a series of related transaction, in each case without the vote, consent or approval of any Unitholder: (i) any sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company); (ii) any merger, consolidation, reorganization or other combination of the Company with or into another entity, (iii) any acquisition; (iv) any issuance of debt or equity securities; (v) any incurrence of indebtedness; or (vi) any dissolution. If a vote, consent or approval of the Unitholders is required by the Delaware Act or other applicable law with respect to any action to be taken by the Company or matter considered by the Managing Member, each Unitholder will be deemed to have consented to or approved such action or voted on such matter in accordance with the consent or approval of the Managing Member on such action or matter.

(c)    The Corporation may appoint any of the following as a successor Managing Member at any time upon written notice to the Company: (a) any wholly-owned Subsidiary of the Corporation, (b) any Person of which the Corporation is a wholly-owned Subsidiary, (c) any Person into which the Corporation is merged or consolidated or (d) any transferee of all or substantially all of the assets of the Corporation, which withdrawal and replacement as Managing Member shall be effective upon the delivery of such notice.

Section 5.2    Investment Company Act. The Managing Member shall use reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 5.3    Officers.

(a)      Officers. Unless determined otherwise by the Managing Member, the officers of the Company shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and each other officer of the Corporation shall also be an officer of the Company, with the same title. All officers shall be appointed by the Managing Member (or by the Chief Executive Officer to the extent the Managing Member delegates such authority to the Chief Executive Officer) and shall hold office until their successors are appointed by the Managing Member (or by the Chief Executive Officer to the extent the Managing Member delegates such authority to the Chief Executive Officer). Two or more offices may be held by the same individual. The officers of the Company may be removed by the Managing Member (or by the Chief Executive Officer to the extent the Managing Member delegates such authority to the Chief Executive Officer) at any time for any reason or no reason.

(b)      Other Officers and Agents. The Managing Member may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member.

(c)      Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a company. He or she shall preside at all meetings of Members if present thereat, unless the Managing Member delegates such authority to another officer, Member or other individual.

(d)      President. The President shall be the chief executive officer of the Company in the absence of the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed from time to time by the Managing Member.

(e)      Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Company and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all times be open to inspection by the Managing Member. The Chief Financial Officer shall deposit all monies and other valuables in the name of, and to the credit of, the Company with such depositaries as may be designated by the Managing Member.

(f)      Treasurer. The Treasurer shall have the custody of Company funds and securities and shall keep full and accurate account of receipts and disbursements. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Managing Member or the Chief Executive Officer. The Treasurer shall disburse the funds of the Company as may be ordered by the Managing Member or the Chief Executive Officer, taking proper vouchers for such disbursements. He or she shall render to the Managing Member and the Chief Executive Officer whenever either of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Managing Member, the Treasurer shall give the Company a bond for the faithful discharge of his or her duties in such amount and with such surety as the Managing Member shall prescribe.

(g)      Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Members and all other notices required by applicable law or by this Agreement, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the Managing Member. He or she shall record all the proceedings of the meetings of the Company, and shall perform such other duties as may be assigned to him or her by the Managing Member or by the Chief Executive Officer.

(h)      Other Officers. Other officers, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Managing Member or by the Chief Executive Officer.

Section 5.4     Fiduciary Duties.

(a)      Members and Unitholders. To the fullest extent permitted by law and notwithstanding any duty otherwise existing at law or in equity, no Member or Unitholder, solely in its capacity as such, shall owe any fiduciary duty to the Company, the Managing Member, any Member, any Unitholder or any other Person bound by this Agreement, provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Nothing in this Section 5.4(a) shall limit the liabilities, duties or obligations of any Member or Unitholder acting in his or her capacity as an officer or manager pursuant to any other provision of this Agreement.

(b)      Managing Member and Officers. Notwithstanding any other provision to the contrary in this Agreement, except as set forth in Section 5.4(c), (i) the Managing Member shall, in its capacity as Managing Member, and not in any other capacity, have the same fiduciary duties to the Company and the Unitholders and Members as a member of the board of directors of a Delaware corporation; and (ii) each officer of the Company shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and the Unitholders and Members as an officer of a Delaware corporation. For the avoidance of doubt, the fiduciary duties described in clause (i) above shall not be limited by the fact that the Managing Member shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith.

(c)      Managing Member Conflicts. The parties hereto acknowledge that the members of the Corporation’s board of directors will owe fiduciary duties to the Corporation and its stockholders. The Managing Member will use commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Corporation, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Corporation in a manner that does not (i) disadvantage the Members of their interests relative to the stockholders of the Corporation or (ii) advantage the stockholders of the Corporation relative to the Members or (iii) treat the Members and the stockholders of the Corporation differently; provided that in the event of a conflict between the interests of the stockholders of the Corporation and the interests of the Members, such Members agree that the Managing Member shall discharge its fiduciary duties to such Members by acting in the best interests of the Corporation’s stockholders.

(d)      Waiver. Any duties and liabilities set forth in this Agreement shall replace those existing at law or in equity and each of the Company, each Member and Unitholder and any other Person bound by this Agreement hereby, to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Delaware Act, waives the right to make any claim, bring any action or seek any recovery based on any duties or liabilities existing at law or in equity other than any such duties and liabilities set forth in this Agreement.

(e)      Survival. The provisions of this Section 5.4 shall survive any amendment, repeal or termination of this Agreement.

ARTICLE VI

EXCULPATION AND INDEMNIFICATION

Section 6.1    Exculpation.

(a)      Actions in Capacity as a Member or Unitholder. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, no Member, Unitholder (other than the Managing Member, acting in its capacity as such) or its respective Indemnitees shall be liable to the Company, any Member, any Unitholder or any other Person bound by this Agreement as a result of or arising out any action of or omission by such Member or Unitholder solely in its capacity as a Member or Unitholder, except to the extent such Obligations arise out of such Member’s (1) material breach of this Agreement or any other Transaction Document or (2) bad faith violation of the implied contractual covenant of good faith and fair dealing, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected).

(b)      Other Actions. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, including Section 6.5, no Indemnitee shall be liable to the Company, any Member, any Unitholder or any other Person bound by this Agreement as a result of or arising out of the activities of the Indemnitee on behalf of the Company to the extent within the scope of the authority reasonably believed by such Indemnitee to be conferred on such Indemnitee, except to the extent such Indemnitee would not be entitled to exculpation or indemnification pursuant to the certification of incorporation and bylaws of the Corporation (as the same may be amended from time to time).

Section 6.2    Indemnification. To the fullest extent permitted by applicable law, each of (a) the Managing Member, (b) the Unitholders and Members (and their respective Affiliates), (c) the stockholders, members, managers, directors, officers, partners, employees and agents of the Unitholders and Members (and their respective Affiliates), and (d) the officers and directors of the Corporation, the Managing Member, the Company and each of their Subsidiaries (each, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Obligations”), which at any time may be imposed on, incurred by, or asserted against, the Indemnitee as a result of, or arising out of, this Agreement, the Corporation, the Company, their respective assets, businesses or affairs, or the activities of the Indemnitee on behalf of the Corporation, the Company or any of their Subsidiaries, to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee; provided, however, that, to the extent such Indemnitee is not entitled to exculpation with respect to such Obligations pursuant to Section 6.5, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent such Indemnitee would not be entitled to exculpation or indemnification pursuant to the certification of incorporation and bylaws of the Corporation (as the same may be amended from time to time); provided further, that, to the extent such Indemnitee is entitled to exculpation with respect to such Obligations pursuant to Section 6.5, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent they arise out of such Indemnitee’s (1) material breach of this Agreement or any other Transaction Document, or (2) bad faith violation of the implied contractual covenant of good faith and fair dealing. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nobo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee was not entitled to indemnification hereunder. Any indemnification pursuant to this Section 6.1(b) shall be made only out of the assets of the Company and no Member shall have any personal liability on account thereof.

Section 6.3    Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 6.1(b) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in Section 6.1(b); provided that such undertaking shall be unsecured and interest free and shall be accepted without regard to an Indemnitee’s ability to repay amounts advanced and without regard to an Indemnitee’s entitlement to indemnification.

Section 6.4    Non-Exclusivity; Savings Clause. The indemnification and advancement of expenses set forth in Section 6.1(b) and Section 6.3 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement, policy of insurance or otherwise. The indemnification and advancement of expenses set forth in Section 6.1(b) and Section 6.3 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person. If Article VI, Section 6.2 or Section 6.3 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless exculpate, indemnify and advance expenses to each Indemnitee to the fullest extent permitted by any applicable portion of such sections not so invalidated and to the fullest extent permitted by applicable law. The exculpation, indemnification and advancement of expenses provisions set forth in Article VI, Section 6.2 and Section 6.3 shall be deemed to be a contract between the Company and each of the persons constituting Indemnitees at any time while such provisions remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, neither Article VI, Section 6.2 nor Section 6.3 may be retroactively amended to adversely affect the rights of any Indemnitee arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.

Section 6.5    Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Section 6.5.

ARTICLE VII

ACCOUNTING AND RECORDS; TAX MATTERS

Section 7.1    Accounting and Records. The books and records of the Company shall be made and maintained, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with such method of accounting as is determined by the Managing Member. The books and records of the Company shall reflect all Company transactions and shall be made and maintained in a manner that is appropriate and adequate for the Company’s business.

Section 7.2    Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all Tax returns required to be filed by the Company, including making the elections described in Section 4.5(c) and Section 7.3. Each Unitholder shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s income Tax returns to be prepared and filed.

Section 7.3    Tax Elections. The Taxable Year shall be the Fiscal Year unless the Managing Member shall determine otherwise. Except as provided in Section 4.5(c), the Managing Member shall determine whether to make or revoke any available election pursuant to the Code. Each Unitholder will upon request supply any information necessary to give proper effect to such election.

Section 7.4    Tax Controversies.

(a)      The Managing Member shall be the “partnership representative” (or “PR”) of the Company for purposes of the Partnership Tax Audit Rules, and, as such, (i) shall be authorized to designate any other Person selected by the Managing Member as the partnership representative and (ii) shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Tax authorities, including resulting administrative and judicial proceedings, and to expend the Company’s funds for professional services and reasonably incurred in connection therewith. Each Unitholder agrees to reasonably cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings.

(b)      In the event of an audit by the Internal Revenue Service, unless otherwise approved by all of the Members, the PR shall make on a timely basis, to the extent permissible under applicable law, the election provided by Section 6226(a) of the Partnership Tax Audit Rules to treat a “partnership adjustment” as an adjustment to be taken into account by each Member in accordance with Section 6226(b) of the Partnership Tax Audit Rules. If the election under Section 6226(a) of the of the Partnership Tax Audit Rules is made, the PR shall furnish to each Member for the year under audit a statement reflecting the Member’s share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Section 6226(b) of the Partnership Tax Audit Rules and shall be liable for any related tax, interest, penalty, addition to tax, or additional amounts.

(c)      In the event of an audit by the Internal Revenue Service, if the PR does not make the election provided by Section 6226(a) of the Partnership Tax Audit Rules as noted above, the PR shall allocate the burden of any taxes (including, for the avoidance of doubt, any “imputed underpayment” within the meaning of Section 6225 of the Partnership Tax Audit Rules), penalties, interest and related expenses imposed on the Company pursuant to the Partnership Tax Audit Rules among the Members to whom such amounts are attributable (whether as a result of their status, actions, inactions or otherwise), as reasonably determined by the PR and each Member shall promptly reimburse the Company in full for the entire amount the PR determines to be attributable to such Member; provided that the Company will also be allowed to recover any amount due from such Member pursuant to this sentence from any distribution otherwise payable to such Member pursuant to this Agreement. Solely for purposes of determining the Member(s) to which any taxes or other amounts are attributable under this provision, references to any Member in this Section 7.4(c) shall include a reference to each Person that previously held the Units currently held by such Member (but only to the extent of such Person’s interest in such Units).

(d)      The PR is authorized to, and shall follow principles (to the extent available) similar to those set forth in Section 7.4(b) and Section 7.4(c) with respect to any audits by state, local, or foreign tax authorities and any tax liabilities that result therefrom.

Section 7.5    Code § 83 Safe Harbor Election.

(a)      By executing this Agreement, each Unitholder authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in the Internal Revenue Service Notice 2005-43 (the “IRS Notice”) or in any successor, guidance or provision apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. For purposes of making such Safe Harbor election, the PR is hereby designated as the “partner who has responsibility for federal income Tax reporting” by the Company and, accordingly, that execution of such Safe Harbor election by the PR constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. Each Unitholder hereby agrees to comply with all requirements of the Safe Harbor described in the IRS Notice, including, the requirement that each Unitholder shall prepare and file all federal income Tax returns reporting the income Tax effects of each Unit issued by the Company that qualifies for the Safe Harbor in a manner consistent with the requirements of the IRS Notice.

(b)      Any Unitholder or former Unitholder that fails to comply with requirements set forth in Section 7.5(a) shall indemnify and hold harmless the Company and each adversely affected Unitholder and former Unitholder from and against any and all losses, liabilities, Taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel), in each case resulting from such Unitholder’s or former Unitholder’s failure to comply with such requirements. The Managing Member may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company and any other Person under this Section 7.5(b) (and any amount so offset with respect to such Person’s obligation to indemnify a Person other than the Company shall be paid over to such other Person by the Company). A Unitholder’s obligations to comply with the requirements of Section 7.5(a) and to indemnify the Company and any Unitholder or former Unitholder under this Section 7.5(b) shall survive such Unitholder’s ceasing to be a Unitholder of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 7.5, the Company shall be treated as continuing in existence. The Company and any Unitholder or former Unitholder may pursue and enforce all rights and remedies it may have against each Unitholder or former Unitholder under this Section 7.5(b), including (i) instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter and (ii) specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting any bond or other security) in order to enforce or prevent any violation of the provisions of Section 7.5(a).

(c)      Each Unitholder authorizes the Managing Member to amend paragraphs (a) and (b) of this Section 7.5 to the extent necessary to achieve substantially the same Tax treatment with respect to any interest in the Company Transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance); provided that such amendment is not materially adverse to any Unitholder (as compared with the after-Tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company Transferred to a service provider by the Company in connection with services provided to the Company).

ARTICLE VIII

TRANSFER OF UNITS; ADMISSION OF NEW MEMBERS

Section 8.1    Transfer of Units. Other than as provided for below in this Section 8.1, no Member may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of (such transaction being herein collectively called a “Transfer”) all or any portion of its Units except with the approval of the Managing Member, which may be granted or withheld in its sole discretion. Without the approval of the Managing Member (but otherwise in compliance with Section 8.1), a Member may, at any time, (a) Transfer any portion of such Member’s Units pursuant to the Exchange Agreement, (b) Transfer any portion of such Member’s Units to a Permitted Transferee of such Member, and (c) consummate a transaction that terminates the existence of a Member for income tax purposes but does not terminate the existence of such Member under applicable state law; provided, however, that (i) such transfer restrictions will continue to apply to such Units after any such permitted Transfer, (ii) transferees must agree in writing to be bound by the provisions of the Exchange Agreement and this Agreement (as in effect at such time, together with any amendments hereto), and (iii) any Transfer of Units to a Permitted Transferee of such Member by a Member which also holds Class B Common Stock must be accompanied by the transfer of a corresponding number of shares of Class B Common Stock (determined based upon the Exchange Rate then in effect) to such Permitted Transferee. Any purported Transfer of all or a portion of a Member’s Units not complying with this Section 8.1 shall be void ab initio and shall not create any obligation on the part of the Company or the other Members to recognize that purported Transfer or to recognize the Person to which the Transfer purportedly was made as a Member. A Person acquiring a Member’s Units pursuant to this Section 8.1 shall not be admitted as a substituted or Additional Member except in accordance with the requirements of Section 8.2, but such Person shall, to the extent of the Units transferred to it, be entitled to such Member’s (i) share of Distributions, (ii) share of Profits and Losses and (iii) Capital Account in accordance with Section 3.5. Notwithstanding anything in this Section 8.1 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Units after the designation of a record date and declaration of a Distribution pursuant to Section 4.1 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Units) shall be entitled to receive such Distribution in respect of such transferred Units.

Section 8.2    Recognition of Transfer; Substituted and Additional Members.

(a)     No direct or indirect Transfer of all or any portion of a Member’s Units may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Units shall be admitted to the Company as a substituted or Additional Member hereunder, unless:

(i)      the provisions of Section 8.1 shall have been complied with;

(ii)    in the case of a proposed substituted or Additional Member that is (A) a competitor or potential competitor of the Corporation or the Company or their respective Subsidiaries, (B) a Person with whom the Corporation or the Company or their respective Subsidiaries has had or is expected to have a material commercial or financial relationship or (C) likely to subject the Corporation or the Company or their respective Subsidiaries to any material legal or regulatory requirement or obligation, or materially increase the burden thereof, in each case as determined by the Managing Member in its sole discretion, the admission of the purchaser, assignee, transferee or other recipient as a substituted or Additional Member shall have been approved by the Managing Member;

(iii)    the Managing Member shall have been furnished with the documents effecting such Transfer, in form and substance reasonably satisfactory to the Managing Member, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient, and the Managing Member shall have executed (and the Managing Member hereby agrees to execute) any other documents on behalf of itself and the Members required to effect the Transfer;

(iv)    the provisions of Section 8.2(b) shall have been complied with;

(v)    the Managing Member shall be reasonably satisfied that such Transfer will not (A) result in a violation of the Securities Act or any other applicable law; or (B) cause an assignment under the Investment Company Act;

(vi)    such Transfer would (A) not create a material risk that the Company will be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any other association taxable as a corporation for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treas. Reg. § 1.7704-1 and (B) not otherwise result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3));

(vii)  the Managing Member shall have received the opinion of counsel, if any, required by Section 8.2(c) in connection with such Transfer; and

(viii)  all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members.

(b)    Each Substituted Member and Additional Member shall be bound by all of the provisions of this Agreement. Each Substituted Member and Additional Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement and the Exchange Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Managing Member, as the Managing Member reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such substituted or Additional Member to be bound by all the terms and provisions of this Agreement with respect to the Units acquired by such substituted or Additional Member. The admission of a substituted or Additional Member shall not require the consent of any Member (but shall require the consent of the Managing Member, if and to the extent such consent of the Managing Member is expressly required by this Article VIII). As promptly as practicable after the admission of a substituted or Additional Member, the Unit Ownership Ledger and other books and records of the Company and Exhibit A shall be changed to reflect such admission.

(c)    As a further condition to any Transfer of all or any part of a Member’s Units, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to the Exchange Agreement.

(d)    The transferor, unless otherwise reasonably determined by the Managing Member, shall deliver to the Company an affidavit of non-foreign status with respect to such transferor that satisfies the requirements of Section 1446(f)(2) of the Code or other documentation establishing a valid exemption from withholding pursuant to Section 1446(f) of the Code or shall ensure that, contemporaneously with the Transfer, the transferee of such interest properly withholds and remits to the IRS the amount of tax required to be withheld upon the Transfer by Section 1446(f) of the Code (and promptly provide evidence to the Company of such withholding and remittance). The transferor and transferee of such interest shall agree to jointly and severally indemnify and hold harmless the Corporation, the Company and any Subsidiary of the Company against any loss (including taxes, interest, penalties, and any related expenses) arising out of any failure to comply with the provisions of this Section 8.2(d).

Section 8.3    Expense of Transfer; Indemnification. All reasonable costs and expenses incurred by the Managing Member and the Company in connection with any Transfer of a Member’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

Section 8.4    Exchange Agreement. In connection with any Transfer of any portion of a Member’s Units pursuant to the Exchange Agreement, the Managing Member shall cause the

Company to take any action as may be required under the Exchange Agreement or requested by any party thereto to effect such Transfer promptly.

Section 8.5    Change of Control Transactions. In the event (i) the Corporation enters into an agreement to consummate a Change of Control (as defined in the Tax Receivable Agreement) transaction, or (ii) any Person commences a tender offer or exchange offer for any of the outstanding shares of the Corporation’s stock, the Corporation will take all reasonable actions in order to effect any Change of Control Exchange (as defined in the Exchange Agreement).

ARTICLE IX

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

Section 9.1    Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company pursuant to Article X, without the prior written consent of the Managing Member (which consent may be withheld by the Managing Member in its sole discretion), except as otherwise expressly permitted by this Agreement. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, and (if applicable) the Equity Agreements, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1  Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a)       at the election of the Managing Member; and

(b)       the entry of a decree of judicial dissolution of the Company under Section 33.5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article X the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 10.2  Liquidation and Termination. On the dissolution of the Company, the Managing Member shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as the Company’s expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Managing Member. The steps to be accomplished by the liquidators are as follows:

(a)    The liquidators shall pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b)    As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”) in accordance with Article X hereof, (ii) determine the amounts to be distributed to each Unitholder in accordance with Section 4.1, and (iii) deliver to each Unitholder a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions, which Liquidation Statement shall be final and binding on all Unitholders.

(c)    As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 10.2(b) above, the liquidators shall promptly distribute the Company’s Liquidation Assets to the holders of Units in accordance with Section 4.1(b) above. In making such distributions, the liquidators shall allocate each type of Liquidation Assets (i.e., cash or cash equivalents, preferred or common equity securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the liquidators may allocate each type of Liquidation Assets so as to give effect to and take into account the relative priorities of the different Units; provided further that, in the event that any securities are part of the Liquidation Assets, each Unitholder that is not an “accredited investor” as such term is defined under the Securities Act may, in the sole discretion of the Managing Member, receive, and hereby agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined by the Managing Member. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2 and Section 4.3. If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to Section 10.2(b), Profits and Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to Section 10.2(b). The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 10.2(b) constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

Section 10.3  Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary are distributed to any Unitholders and unless otherwise agreed to by the Managing Member, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other Unitholder which contains rights and restrictions in form and substance similar to the provisions and restrictions set forth herein (including in Article VIII).

Section 10.4  Cancellation of Certificate. On completion of the distribution of the Company’s assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Managing Member (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.4.

Section 10.5  Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2 in order to minimize any losses otherwise attendant upon such winding up.

Section 10.6  Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from the Company assets).

Section 10.7  Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Unitholder, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1  Power of Attorney. Each Unitholder hereby constitutes and appoints the Managing Member and the liquidators, if any and as applicable, and their respective designees, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (to the same extent such Person could take such action): (a) this Agreement, all certificates and other instruments and all amendments hereof or thereof in accordance with the terms hereof which the Managing Member deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property or as otherwise permitted herein; (b) all instruments, agreements, amendments or other documents which the Managing Member deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents which the Managing Member and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article VIII or Article IX. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his, her or its Units and shall extend to such Unitholder’s heirs, successors, permitted assigns and personal representatives.

Section 11.2  Amendments. This Agreement may be amended (including, for purposes of this Section 11.2, any amendment effected directly or indirectly by way of a merger or consolidation of the Company) or waived, in whole or in part, by the Managing Member; provided, however, that to the extent any amendment or waiver, including any amendment or waiver of the Exhibits attached hereto, would disproportionately and adversely affect the rights of any Member of a class compared with the rights of any other Member of such class, such amendment or waiver may only be made by the Managing Member upon the prior written consent of such disproportionately and adversely affected Member.

Section 11.3  Title to the Company Assets. The Company’s assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Legal title to any or all of such assets may be held in the name of the Company or one or more nominees, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All the Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.

Section 11.4  Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 11.5  Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

Section 11.6  Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

Section 11.7  Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 11.8    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 11.9    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 11.10  Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient, or delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied/emailed before 5:00 p.m. New York, New York time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 11.11  Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s Profits, Losses, Distributions, capital or property other than as a secured creditor. Notwithstanding the foregoing, each of the Indemnitees are intended third party beneficiaries of Section 6.1(b) and shall be entitled to enforce such provision (as it may be in effect from time to time).

Section 11.12  No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 11.13  Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 11.14  Entire Agreement. This Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties with respect to the subject matter herein and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 11.15  Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 11.16  Certain Acknowledgments. This Agreement shall be considered for all purposes as having been prepared through the joint efforts of the parties. No presumption shall apply in favor of any party in the interpretation of this Agreement or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Each Member and Unitholder acknowledges that it/he/she is entitled to and has been afforded the opportunity to consult legal counsel of its choice regarding the terms, conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Each Member and Unitholder further acknowledges that having so consulted with legal counsel of its choosing, such Member or Unitholder hereby waives any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim resulting from this Agreement or the formation of the Company. THE COMPANY, THE MEMBERS AND THE UNITHOLDERS ACKNOWLEDGE THAT STRADLING YOCCA CARLSON & RAUTH P.C. HAS ONLY REPRESENTED THE COMPANY WITH RESPECT TO THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT, AND HAS NOT REPRESENTED THE MEMBERS OR THE UNITHOLDERS WITH RESPECT TO SUCH MATTERS.

Section 11.17  Consent to Jurisdiction; Waiver of Trial by Jury.

(a)       Consent to Jurisdiction. Each Unitholder irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Unitholder further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such Unitholder’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

(b)      WAIVER OF TRIAL BY JURY. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

Section 11.18  Representations and Warranties. By execution of this Agreement (including a Joinder hereto), each Member severally represents and warrants as follows:

(a)      Such Member has full legal right, power, and authority to deliver this Agreement and the other Transaction Documents and to perform such Member’s obligations hereunder and thereunder;

(b)      This Agreement and the other Transaction Documents constitute the legal, valid, and binding obligation of such Member enforceable in accordance with its respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors’ rights or general principles of equity;

(c)      Neither this Agreement nor the other Transaction Documents violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under any other agreement of which such Member is a party; and

(d)      Such Member’s investment in Units in the Company is made for such Member’s own account for investment purposes only and not with a view to the resale or distribution of such Units.

(e)      To the extent that such Member is a partnership, grantor trust or S corporation, Treasury Regulations Sections 1.7704-1(h)(3)(i) and (ii) are not applicable to the interest of such Member and their beneficial owners.

Section 11.19  Tax Receivable Agreement. The Tax Receivable Agreement and the Exchange Agreement shall each be treated as part of this Agreement as described in Section 761(c) of the Code, and Treas. Reg. § 1.704-1(b)(2)(ii)(h) and § 1.761-1(c) with respect to payments to a Member with respect to an Exchange (as defined in the Tax Receivable Agreement) by such Member.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

REAL GOOD FOODS, LLC

By: The Real Good Food Company, Inc., a Delaware corporation, as its Managing Member

By:
Name: Gerard G. Law
Title: Chief Executive Officer

[Signature Page to Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

THE REAL GOOD FOOD COMPANY, INC., as a Member

By:
Name: Gerard G. Law
Title: Chief Executive Officer

[Signature Page to Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

MEMBERS:

Josh Schreider, an individual

PPZ, LLC, a Wyoming limited liability company

By:
Name:	Rhea Lamia
Title:	Manager

Slingshot Consumer, LLC, a Wyoming limited liability company

By:
Name:	Bryan Freeman
Title:	Manager

Divario Ventures, LLC, a Delaware limited liability company

By:
Name:	Jim Foltz
Title:	Vice President – Business Ventures

Strand Equity Partners III, LLC, a Delaware limited liability company

By:
Name:
Title:

CPG Solutions, LLC

By:
Name:	Andrew Stiffelman
Title:	Manager

Gerard G. Law

Akshay Jagdale

[Signature Page to Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

MEMBERS:

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By:
Name:
Title:

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:
Name:
Title:

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund

By:
Name:
Title:

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

By:
Name:
Title:

Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund

By:
Name:
Title:

[Signature Page to Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

MEMBERS:

Fidelity Select Portfolios: Consumer Staples Portfolio

By:
Name:
Title:

Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund – Consumer Staples Sub

By:
Name:
Title:

Fidelity Securities Fund: Fidelity Small Cap Growth Fund

By:
Name:
Title:

Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund

By:
Name:
Title:

[Signature Page to Limited Liability Company Agreement]

LIMITED LIABILITY COMPANY AGREEMENT

Joinder

The undersigned hereby agrees to become a party to the Limited Liability Company Agreement of Real Good Foods, LLC, a Delaware limited liability company, dated as of                     , 2021 (the “Agreement”), and agrees to be bound by the terms and conditions of the Agreement as a Member.

MEMBER:

By:
Name:
Title:

Address for Notices:

Exhibit A-1

Unit Ownership Ledger

Member	Class A Units*	Class B Units*	Total*	Percentage
Josh Schreider
PPZ, LLC
Slingshot Consumers, LLC
CPG Solutions, LLC
Divario Ventures, LLC
Strand Equity Partners III, LLC
Gerard G. Law
Akshay Jagdale
Total

*

The Managing Member shall have the right to make pro-rata adjustments to the above-referenced number of Units, and to make issuances of Units to the Managing Member, subject to the terms of the Agreement, including Section 3.1(e) and Section 3.2 thereof.

**

             of such Class B Units issued to Gerard Law, together with an equivalent amount of shares of Class B common stock of the Corporation (collectively, the “Law Restricted Interests”), are unvested and, for such portion that remain unvested as of the applicable date, subject to automatic forfeiture and cancelation if Mr. Law’s employment is terminated by the Company without “Cause” or is terminated by Mr. Law without “Good Reason” (each as defined in the employment agreement between the Company and Mr. Law). 1/24th of such Law Restricted Interests (rounded down to the nearest whole unit) shall become vested and no longer be subject to forfeiture on October 1, 2021 and 1/24 of such Law Restricted Interests (rounded down to the nearest whole unit) shall vest on the first day of each calendar month thereafter, with all such units and equivalent shares of stock vested and released from such restriction on September 1, 2023. All Law Restricted Interests shall become vested and this restriction shall terminate as to all Law Restricted Interests upon a termination of Mr. Law’s employment by the Company without Cause or by Mr. Law for Good Reason.

Exhibit A-2

Unit Ownership Ledger

Member	Class A Units*	Class B Units*	Total*	Percentage
Josh Schreider
PPZ, LLC
Slingshot Consumers, LLC
CPG Solutions, LLC
Divario Ventures, LLC
Strand Equity Partners III, LLC
Gerard G. Law		**	**
Akshay Jagdale
The Real Good Food Company, Inc.	***		***
Fidelity Class B Members		****	****
Total

*

The Managing Member shall have the right to make pro-rata adjustments to the above-referenced number of Units, and to make issuances of Units to the Managing Member, subject to the terms of the Agreement, including Section 3.1(e) and Section 3.2 thereof.

**	of such Class B Units shall be subject to vesting and automatic forfeiture as described in Exhibit A-1.

***

Pursuant to Section 3.1(a), the Corporation will contribute the net proceeds of the IPO to the Company in exchange for newly-issued Class A Units. The number of Class A Units also reflects the issuance of Class A Units to the Corporation contemplated in connection with the conversion by the persons set forth below (collectively, the “Fidelity Class A Investors”) of those certain Convertible Promissory Notes (the “Convertible Notes”) issued by the Company (as successor-in-interest to The Real Good Food Company, LLC, a California limited liability company) to the Fidelity Class A Investors pursuant to the terms of that certain Note Purchase Agreement, dated May 7, 2021 into shares of Class A Common Stock, as contemplated by that certain Agreement for the Conversion of Promissory Notes dated October         , 2021 executed by and among the Company, the Corporation, the Fidelity Class A Investors and the Fidelity Class B Members (the “Conversion Agreement”). The amount of Class A Units issued to the Corporation (including, without limitation, as a result of the conversion of the Convertible Notes) may be amended from time to pursuant to Article III hereof.

Fidelity Class A Investor	Amount Converting into Corporation Class A Common Stock
Fidelity Capital Trust: Fidelity Flex Small Cap Fund - Small Cap Growth Subportfolio
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC
Variable Insurance Products Fund IV: Consumer Staples Portfolio
Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool
FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool
Mag & Co fbo Fidelity Growth Company Commingled Pool
Total

The number of Class A Units to be issued to the Corporation as a result of the conversion of the Convertible Notes held by the Fidelity Class A Investors shall be calculated based on a price that is equal to the price at which shares of Class A Common Stock are sold in the IPO as set forth in the final prospectus that it included as part of the IPO Registration Statement and has been calculated on Exhibit A-2 for illustration assuming a price of $15.00 per share. The conversion amount set forth in the table above has been calculated by dividing the principal amount of the applicable Convertible Notes by 0.8, pursuant to and consistent with the Convertible Notes and the Conversion Agreement.

**** The Managing Member shall issue Class B Units to the persons identified in the chart set forth below (collectively, “Fidelity Class B Members”), or one or more permitted designees of such Fidelity Class B Member, to effect a conversion by the Fidelity Class B Members of the Convertible Notes into Class B Units and shares of Class B Common Stock, as contemplated by, pursuant to, and consistent with the Convertible Notes and the Conversion Agreement.

Fidelity Class B Member	Conversion Amount
Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund
Mag & Co fbo Fidelity Select Portfolios: Consumer Staples Portfolio
Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund
Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund
Gerlach & Co fbo Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund - Consumer Staples Sub
Mag & Co fbo Fidelity Securities Fund: Fidelity Small Cap Growth Fund
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund
Mag & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund
Total

The number of Class B Units and shares of Class B Common Stock to be issued as a result of the conversion of the Convertible Notes held by the Fidelity Class B Members shall be calculated based on a price that is equal to the price at which shares of Class A Common Stock are sold in the IPO as set forth in the final prospectus that it included as part of the IPO Registration Statement and has been calculated on Exhibit A-2 for illustration assuming a price of $15.00 per share. The conversion amount set forth in the table above has been calculated by dividing the principal amount of the applicable Convertible Notes by 0.8, pursuant to and consistent with the Convertible Notes and the Conversion Agreement.